As filed with the Securities and Exchange Commission on August 3, 2026.

Registration No. 333-297689

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MCGRAW HILL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2741	87-1259704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8787 Orion Place

Columbus, Ohio 43240

Telephone: (614) 430-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip Moyer

President, Chief Executive Officer

8787 Orion Place

Columbus, Ohio 43240

Telephone: (614) 430-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Cristopher Greer, Esq. Anne L. Barrett, Esq. Augustine J. Donati, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000	David B. Stafford, Esq. Executive Vice President, General Counsel, Secretary 8787 Orion Place Columbus, Ohio 43240 (614) 430-4000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Pre-Effective Amendment”) to the Registration Statement on Form S-3, File No. 333-297689, filed with the Securities and Exchange Commission on July 24, 2026 (the “Registration Statement”), of McGraw Hill, Inc. (the “Company”) is being filed in order to (i) update the facing page, (ii) include this Explanatory Note, (iii) update the cover page of the prospectus to include the date of August 3, 2026 and the last sale price of our Common Stock as reported on the New York Stock Exchange on July 31, 2026, (iv) update the amount of SEC registration fee under Item 14 in Part II of the Registration Statement and (v) file a new exhibit 107 to the Registration Statement. The remainder of the Registration Statement is unchanged. No additional securities are being registered pursuant to this Pre-Effective Amendment.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2026.

PROSPECTUS

McGraw Hill, Inc.

Up to 165,160,216 Shares of Common Stock

The selling stockholder identified in this prospectus, PE Mav Holdings, LLC (the “selling stockholder”), an investment vehicle of certain private investment funds sponsored and ultimately controlled by Platinum Equity, LLC (together with its affiliated investment vehicles, “Platinum”), may offer from time to time shares of Common Stock, par value $0.01 per share (the “Common Stock”), of McGraw Hill, Inc. (the “Company”).

The selling stockholder may offer for sale the shares of Common Stock covered by this prospectus and any prospectus supplement directly to purchasers or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. Information on the selling stockholder and the times and manners in which it may offer and sell shares of our Common Stock is described under the sections entitled “Selling Stockholder” and “Plan of Distribution” in this prospectus. Our registration of the shares of Common Stock covered by this prospectus does not mean the selling stockholder will offer or sell any of the shares.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MH.” On July 31, 2026, the last sale price of our Common Stock as reported on the NYSE was $10.96 per share.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholder. See “Use of Proceeds.” We will bear all of the offering expenses other than the underwriting discounts and commissions.

Investing in our Common Stock involves risk. See “Risk Factors” beginning on page 10, the information in the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, as well as any information under similar headings in the other documents that are incorporated by reference in this prospectus to read about factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that McGraw Hill, Inc., a Delaware corporation, which is also referred to herein as the “Company,” “we,” “us,” and “our,” has filed with the SEC using a “shelf” registration procedure. Under this procedure, the selling stockholder may offer and sell, from time to time in one or more offerings, up to an aggregate of 165,160,216 shares of our Common Stock.

This prospectus provides you with a general description of the Common Stock the selling stockholder may offer. Each time the selling stockholder offers and sells shares of Common Stock, we or parties acting on our behalf will provide a prospectus supplement and/or a free writing prospectus that describes the terms of the offering. The applicable prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. Before making an investment decision, you should carefully read this prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information.” Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and/or any free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Neither we nor the selling stockholder have authorized anyone to provide you with different information. The Company and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information included in, or incorporated by reference in, this prospectus is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus and the applicable prospectus supplement or any free writing prospectus, as the case may be, or any sales of shares of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Common Stock offered by this prospectus.

GLOSSARY

Certain Definitions

The following terms are used in this prospectus unless otherwise noted or indicated by the context:

•	“2022 Secured Notes” means the Company’s 5.750% secured notes due 2028;

•

“2022 Secured Notes Indenture” means the indenture that governs the 2022 Secured Notes, dated as of July 30, 2021, by and among Mav Acquisition Corporation, McGraw-Hill Education, Inc., as the issuer, the Guarantors (as such term is defined therein) and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent;

•	“2022 Unsecured Notes” means the Company’s 8.000% senior notes due 2029;

•

“2022 Unsecured Notes Indenture” means the indenture that governs the 2022 Unsecured Notes, dated as of July 30, 2021, by and among Mav Acquisition Corporation, McGraw-Hill Education, Inc., as the issuer, the Guarantors (as such term is defined therein) and the Bank of New York Mellon Trust Company, N.A., as trustee;

•

“2024 Refinancing Transactions” refers to the issuance and sale of the 2024 Secured Notes, the borrowing under the A&E Term Loan Facility and the repayment of all term loans under the Term Loan Facility, the entry into the amendments to the Cash Flow Credit Agreement and the ABL Revolving Credit Agreement as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Form 10-K for the fiscal year ended March 31, 2026 and the payment of related fees and expenses;

•	“2024 Secured Notes” means the Company’s 7.375% senior secured notes due 2031;

•

“2024 Secured Notes Indenture” means the indenture that governs the 2024 Secured Notes, dated as of August 6, 2024, by and among McGraw-Hill Education, Inc., the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, and the Guarantors (as such term is defined therein);

•	“A&E ABL Revolving Credit Facilities” means, collectively, the A&E U.S. ABL Revolving Credit Facility and the A&E RoW ABL Revolving Credit Facility;

•	“A&E Cash Flow Credit Facilities” means, collectively, the A&E Term Loan Facility, the A&E Cash Flow Revolving Facility and the Non-Extended Cash Flow Revolver Facility;

•

“A&E Cash Flow Revolving Facility” means the portion of the Cash Flow Revolving Credit Facility outstanding immediately prior to August 6, 2024 which has been extended and will be due in August 2029 under the Cash Flow Credit Agreement;

•	“A&E RoW ABL Revolving Credit Facility” means the $35.0 million non-U.S. revolving credit facility, subject to non-U.S. borrowing base capacity, under the ABL Revolving Credit Agreement;

•	“A&E Term Loan Facility” means that certain senior secured first-lien term loan facility in an aggregate principal amount of $1,317.0 million under the Cash Flow Credit Agreement;

•	“A&E U.S. ABL Revolving Credit Facility” means the $265.0 million U.S. revolving credit facility, subject to U.S. borrowing base capacity, under the ABL Revolving Credit Agreement;

•

“ABL Revolving Credit Agreement” means the revolving credit agreement that governs the ABL Revolving Credit Facilities and, following the 2024 Refinancing Transactions, the A&E ABL Revolving Credit Facilities, dated as of July 30, 2021, by and among McGraw-Hill Education, Inc. and certain subsidiaries thereof, as borrowers, Mav Intermediate Holding II Corporation, as the holding company guarantor, Bank of America, N.A., as administrative agent and collateral agent, and the lenders, agents and other parties thereto, as amended by Amendment No. 1 to the ABL Revolving

Credit Agreement, dated as of April 26, 2023, as further amended by Amendment No. 2 to the ABL Revolving Credit Agreement, dated as of June 17, 2024 and as further amended by Amendment No. 3 to the ABL Revolving Credit Agreement, dated as of August 6, 2024;

•	“ABL Revolving Credit Facilities” means, collectively, the U.S. ABL Revolving Credit Facility and the RoW ABL Revolving Credit Facility;

•

“Cash Flow Credit Agreement” means the credit agreement that governs the Cash Flow Credit Facilities and, following the 2024 Refinancing Transactions, the A&E Cash Flow Credit Facilities, dated as of July 30, 2021, by and among McGraw-Hill Education, Inc., as the Borrower (as such term is defined therein), Mav Intermediate Holding II Corporation, as the holding company guarantor, Bank of America, N.A., as administrative agent and collateral agent, and the lenders, agents and other parties thereto, as amended by Amendment No. 1 to the Cash Flow Credit Agreement, dated as of November 1, 2021, as further amended by Amendment No. 2 to the Cash Flow Credit Agreement, dated as of June 26, 2023, as further amended by Amendment No. 3 to the Cash Flow Credit Agreement, dated as of June 27, 2023, as further amended by Amendment No. 4 to the Cash Flow Credit Agreement, dated as of June 27, 2024, as further amended by Amendment No. 5 to the Cash Flow Credit Agreement, dated as of August 6, 2024, as further amended by Amendment No. 6 to the Cash Flow Credit Agreement, dated as of February 6, 2025 and as further amended by Amendment No. 7 to the Cash Flow Credit Agreement, dated as of September 8, 2025;

•	“Cash Flow Credit Facilities” means the Cash Flow Revolving Credit Facility and the Term Loan Facility;

•	“Cash Flow Revolving Credit Facility” means the $150.0 million revolving credit facility entered into on July 30, 2021, under the Cash Flow Credit Agreement;

•	“consolidated financial statements” means the Company’s annual audited consolidated financial statements incorporated by reference into this prospectus;

•	“Indentures” means, collectively, the 2022 Secured Notes Indenture, the 2022 Unsecured Notes Indenture, and the 2024 Secured Notes Indenture;

•

“Non-Extended Cash Flow Revolver Facility” means the portion of the Cash Flow Revolving Credit Facility outstanding immediately prior to August 6, 2024 which has not been extended and remains due in July 2026 under the Cash Flow Credit Agreement;

•	“Platinum” means Platinum Equity, LLC, together with its affiliated investment vehicles;

•	“Platinum Advisors” means Platinum Equity Advisors, LLC, an entity affiliated with Platinum;

•	“RoW ABL Revolving Credit Facility” means the $35.0 million non-U.S. revolving credit facility, subject to non-U.S. borrowing base capacity, under the ABL Revolving Credit Agreement;

•	“Term Loan Facility” means the $1,550.0 million term loan facility entered into on July 30, 2021 under the Cash Flow Credit Agreement;

•

“U.S. ABL Revolving Credit Facility” means the $165.0 million U.S. revolving credit facility, subject to U.S. borrowing base capacity, entered into on July 30, 2021 under the ABL Revolving Credit Agreement; and

•	“U.S. dollar,” “dollar” and “$” refer to the currency of the United States.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to certain documents we have filed separately with the SEC. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in the Common Stock. Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless otherwise expressly identified in such filings as being incorporated by reference into this prospectus):

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 11, 2026 (our “2026 Form 10-K”);

•	the Current Report on Form 8-K filed with the SEC on June 11, 2026 (only with respect to the Item 8.01 information contained therein);

•

the Definitive Proxy Statement filed on June  25, 2026 for our Annual Meeting of Stockholders (other than disclosure under the heading “Pay Versus Performance” responsive to Item 402(v) of Regulation S-K contained therein);

•	the description of our Common Stock contained in our Form 8-A filed with the SEC on July 23, 2025; and

•

all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference) after the date of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Such requests should be directed to:

McGraw Hill, Inc.

Attn: Investor Relations

8787 Orion Place

Columbus, Ohio 43240

Telephone: (614) 430-4000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith, and certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock offered hereby, please refer to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website (www.mheducation.com) under the heading “Investor Relations.” The information we file with the SEC or that is contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part (except for the SEC filings expressly incorporated by reference herein).

INDUSTRY AND MARKET DATA

References included or incorporated by reference herein to our being a leader in a market or product category refer to our belief that we have a leading market share position in each specified market, unless the context otherwise requires. In addition, market share data is subject to change and cannot always be verified with certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research, surveys and estimates are reliable, such research, surveys and estimates have not been verified by an independent source. In addition, assumptions and estimates of our and our industries’ future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” in this prospectus and in the section entitled Item 1A. “Risk Factors” in our 2026 Form 10-K. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus and the documents incorporated by reference herein contain references to our trademarks and service marks, including “McGraw Hill,” “ALEKS,” “Connect,” “Access,” “Achieve3000,” “Sharpen” and “Harrison’s.” Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all the information that you should consider before investing in shares of our Common Stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. You should carefully read the entire prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information” before deciding to purchase shares of our Common Stock. Unless the context indicates otherwise, references to “McGraw Hill,” “our Company,” “the Company,” “us,” “we” and “our” refer to McGraw Hill, Inc., together with its consolidated subsidiaries.

McGraw Hill is a leading global provider of education solutions for K-12, higher education and professional learning markets. We are helping shape the education industry by providing access to effective learning experiences that improve outcomes and opportunities for all. McGraw Hill operates at the intersection of proprietary content, software and data, using artificial intelligence to deliver personalized learning experiences at global scale, driving positive outcomes throughout the entire learning lifecycle. For more than 137 years, McGraw Hill has built one of the world’s most recognized education brands with over 100 million active student and educator curriculum licenses worldwide. Demand for personalized content, delivered via intuitive digital solutions, is reshaping the industry as educators continue to leverage technology, including generative artificial intelligence (“AI”), to meet students where they are in their learning journey. Over the last decade, we have invested more than $2.0 billion in developing a suite of market-leading digital learning solutions. Our scalable digital solutions rely on shared technology infrastructure, years of collaborative partnerships with leading institutions and expertise in learning science led by a team of approximately 300 software engineers. We utilize our data analytics capabilities to generate continuous feedback loops that drive product and go-to-market innovation, which allows us to simplify workflows while creating meaningful learning experiences that are tailored to the needs of each learner. At McGraw Hill, we recognize that educational content integrity is of the utmost importance, especially as generative AI becomes more integrated into the learning process. With the proliferation of AI-generated content, we believe that the risks of dissemination of inaccurate and low-quality information to learners and educators are heightened, which is why our proprietary content is rigorously researched and designed to meet the highest quality standards. Educational institutions require vetted curriculum aligned to thousands of state, institutional and professional accreditation standards, supported by trusted brands with demonstrated efficacy. As a result, we believe our combination of proprietary content, institutional relationships, learning science expertise and large-scale learning data creates structural barriers to substitution by generic AI systems. Rather than replacing trusted education providers, we believe generative AI will increasingly rely on high-quality proprietary content and domain-specific data sources developed by providers like McGraw Hill.

Corporate Information

We are a Delaware corporation, and our principal offices are located at 8787 Orion Place, Columbus, Ohio 43240. Our telephone number is (614) 430-4000. We maintain a website: www.mheducation.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus. You should not rely on any such information in making the decision whether to purchase shares of our Common Stock.

THE OFFERING

Common Stock offered by the selling stockholder in this offering	Up to 165,160,216 shares.

Use of proceeds	All shares of our Common Stock offered by this prospectus will be sold by the selling stockholder, and the selling stockholder will receive all of the net proceeds from the sale or other dispositions of the shares covered hereby.

We will pay all expenses in connection with the sale or other disposition of the shares of our Common Stock to be offered by the selling stockholder under this prospectus, except that the selling stockholder will pay any underwriting discounts and selling commissions incurred by the selling stockholder in connection with such sales.

Exchange symbol	“MH”

Risk factors	You should read the “Risk Factors” section of this prospectus, together with all of the other information included or incorporated by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prior to an investment decision, you should carefully read this prospectus, all applicable prospectus supplements, any related free writing prospectus, all documents that are incorporated by reference and the documents referred to under the heading “Where You Can Find More Information.” You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our 2026 Form 10-K, which is incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other periodic reports we file with the SEC in the future, any prospectus supplement accompanying this prospectus, a post-effective amendment to the registration statement of which this prospectus forms a part or any free writing prospectus. Any of the risks incorporated by reference and any of the following risks included herein could materially and adversely affect our business, results of operations, financial condition, cash flows or growth prospects. The risks described below and incorporated by reference herein, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, results of operations, financial condition or growth prospects. In such a case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” The Company’s actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering and Ownership of Our Common Stock

Future offerings of debt or equity securities by us may have a material adverse effect on the market price of our Common Stock.

In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our Common Stock or by offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Any future debt financing could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Moreover, if we issue debt securities, the debt holders would have rights to make claims on our assets that are senior to the rights of our holders of our Common Stock. The issuance of additional shares of our Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our Common Stock or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may have a material adverse effect on the amount, timing or nature of our future offerings. Thus, holders of our Common Stock bear the risk that our future offerings may reduce the market price of our Common Stock and dilute their stockholdings in us.

We will continue to be a “controlled company” within the meaning of NYSE rules, and as a result, we qualify for, and intend to continue to rely on, exemptions from certain corporate governance requirements. Our stockholders do not, and will not, have the same protections afforded to stockholders of other companies that are subject to such requirements.

After the completion of this offering, Platinum will continue to hold more than a majority of the voting power of our outstanding Common Stock entitled to vote generally in the election of directors. As a result, we will continue to be a “controlled company” within the meaning of the corporate governance standards of the

NYSE and will continue to elect, in accordance with applicable NYSE exemptions, not to comply with certain corporate governance requirements. For example, without this exemption, within one year of the date of the listing of our Common Stock, we would be required to:

•	ensure a majority of the members of our board of directors are “independent directors” as defined under the rules of the NYSE;

•	ensure our board of directors has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•

ensure our director nominations be made, or recommended to the full board of directors, by our independent directors or by a nominations committee that is composed entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process; and

•	ensure we complete an annual performance evaluation of our compensation and nominating and corporate governance committees.

We have utilized, and following this offering, we intend to continue to utilize, some or all of these exemptions. For example, we do not have a majority of independent directors, our compensation and nominating and corporate governance committees are not composed entirely of independent directors, and we may not perform annual performance evaluations with respect to such committees. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, our stockholders do not, and will not, have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. In the event that we cease to be a “controlled company,” we will be required to comply with the above referenced requirements within one year.

In addition, in response to the adoption of Rule 10C-1 under the Exchange Act by the SEC, the national securities exchanges (including the NYSE) adopted amendments to their existing listing standards to comply with certain provisions of Rule 10C-1, which require, among other things, that:

•	compensation committees be composed of fully independent directors, as determined pursuant to new and existing independence requirements;

•	compensation committees be explicitly charged with hiring and overseeing compensation consultants, legal counsel and other committee advisers; and

•

compensation committees be required to consider, when engaging compensation consultants, legal counsel or other advisers, certain independence factors, including factors that examine the relationship between the consultant or adviser’s employer and us.

As a “controlled company,” we are not, and will not be, subject to these compensation committee independence requirements.

Platinum controls us, and its interests may conflict with our interests or the interests of other stockholders in the future.

Platinum controls approximately 86.3% of the voting power of our outstanding Common Stock as of the date of this prospectus and thus holds more than a majority of the voting power of our outstanding Common Stock entitled to vote generally in the election of directors. Platinum is, and will be, able to control the election and removal of our directors and thereby controls our policies and operations, including the appointment of management, future issuances of our Common Stock or other securities, payment of dividends on our Common Stock, if any, the incurrence or modification of indebtedness by us, amendment of our second amended and restated certificate of incorporation and amended and restated bylaws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with the interests of our other stockholders. This concentration of voting control could deprive stockholders of an opportunity to receive a premium for their shares of Common Stock as part of a sale of our company and ultimately might affect the market price of our Common Stock. This concentration of ownership may also adversely affect our share price.

The Investor Rights Agreement entered into by us and the selling stockholder (the “Investor Rights Agreement”) in connection with our initial public offering (our “IPO”) grants Platinum the right to nominate for election to our board of directors no fewer than that number of directors that would constitute: (i) a majority of the total number of directors so long as Platinum beneficially owns at least 40% of the then-outstanding capital stock of the Company; (ii) 40% of the total number of directors so long as Platinum owns at least 30% but less than 40% of the then-outstanding capital stock of the Company; (iii) 30% of the total number of directors so long as Platinum owns at least 20% but less than 30% of the then-outstanding capital stock of the Company; (iv) 20% of the total number of directors so long as Platinum owns at least 10% but less than 20% of the then-outstanding capital stock of the Company; and (v) 10% of the total number of directors so long as Platinum owns at least 5% but less than 10% of the then-outstanding capital stock of the Company. See Item 13. “Certain Relationships and Related Transactions and Director Independence—Certain Relationships and Related Person Transactions—Investor Rights Agreement” and “Directors, Executive Officers and Corporate Governance—Board of Directors Composition” in our 2026 Form 10-K, which is incorporated herein by reference, and “Description of Capital Stock” in this prospectus.

Platinum has, and will continue to have, significant influence with respect to our management, business plans and policies, including the appointment and removal of our directors and officers and the power to approve or deny the amendment of certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws. In the event that Platinum ceases to own shares of our stock representing 40% of the total voting power, for so long as Platinum continues to own a significant percentage of our stock, it will still be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring stockholder approval through its voting power. The Investor Rights Agreement, along with our second amended and restated certificate of incorporation, entitle Platinum, for so long as Platinum has the right to nominate for election to our board of directors at least one director pursuant to the Investor Rights Agreement, to (i) designate a director nominated by Platinum who is then-serving on our board of directors as the chair of our board of directors and (ii) include, on each committee of our board of directors, at least one director nominated by Platinum, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules, or where the sole purpose of such committee is to address actual or potential conflicts of interest between Platinum and the Company. See Item 13. “Certain Relationships and Related Transactions and Director Independence—Certain Relationships and Related Person Transactions—Investor Rights Agreement” in our 2026 Form 10-K, which is incorporated herein by reference. In addition, pursuant to the Investor Rights Agreement, for so long as Platinum has the right to nominate for election to our board of directors at least one director pursuant to the Investor Rights Agreement, upon Platinum’s request, the Company will vote its shares in any subsidiary of the Company so as to elect a number of persons designated by Platinum to the board of directors or other similar governing body (or any committee thereof) of any subsidiary of the Company in proportion to Platinum’s representation on our board of directors. Certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws may be amended only by the affirmative vote of the holders of at least 66 and 2/3% in voting power of the outstanding shares of our stock entitled to vote in the event Platinum beneficially owns less than 40% of the total voting power of all then-outstanding shares of our stock entitled to vote generally in the election of directors; provided, however, that any such alteration or amendment which would adversely affect the rights of Platinum set forth in our second amended and restated certificate of incorporation or our amended and restated bylaws shall require the prior written consent of Platinum. This would provide Platinum with a consent right over any such amendments.

Platinum is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or whose interests are otherwise not aligned with our interests. Our second amended and restated certificate of incorporation provides that neither Platinum nor any of its affiliates or any director who is not employed by us or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Platinum and its affiliates also may pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Among other things, these provisions:

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entitle Platinum, for so long as Platinum has the right to nominate for election to our board of directors at least one director pursuant to the Investor Rights Agreement, to designate a director nominated by Platinum who is then-serving on our board of directors as the chair of our board of directors;

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permit our board of directors to establish the number of directors; provided, however, that prior to the date that Platinum beneficially owns less than 40% of the total voting power of all then-outstanding shares of our stock entitled to vote generally in the election of directors, the prior written consent of Platinum is required in order to increase the number of directors to a number exceeding nine;

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permit our board of directors to fill vacancies and newly created directorships, subject to the rights granted to Platinum pursuant to our second amended and restated certificate of incorporation and the Investor Rights Agreement;

•	establish a classified board of directors, as a result of which our board of directors is divided into three classes, with each class serving for staggered three-year terms;

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provide for the removal of directors only for cause and only upon the affirmative vote of the holders of at least 66 and 2/3% of the shares of Common Stock entitled to vote generally in the election of directors if Platinum and its affiliates cease to beneficially own at least 40% of shares of Common Stock entitled to vote generally in the election of directors;

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provide that, for so long as Platinum has the right to nominate for election to our board of directors at least one director pursuant to the Investor Rights Agreement, unless otherwise agreed by Platinum, each committee of our board of directors will include at least one director nominated by Platinum, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules, or where the sole purpose of such committee is to address actual or potential conflicts of interest between Platinum and the Company;

•	provide for the ability of our board of directors to issue one or more series of preferred stock, including “blank check” preferred stock;

•	designate Delaware as the sole forum for certain litigation against us;

•	provide for advance notice requirements for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual stockholder meetings;

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provide certain limitations on convening special stockholder meetings in the event Platinum beneficially owns less than 40% of the voting power of all outstanding shares of our stock entitled to vote generally in the election of directors;

•	prohibit cumulative voting in the election of directors;

•	provide that actions by our stockholders be taken only at an annual or special meeting of our stockholders, and not by written consent, in the event Platinum beneficially owns less than 40% of the voting power of all outstanding shares of our stock entitled to vote generally in the election of directors;

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require that prior to the date that Platinum beneficially owns less than 30% of the total voting power of all then-outstanding shares of our stock entitled to vote generally in the election of directors, a quorum for the transaction of business at all meetings of the board of directors must include at least one director nominated by Platinum;

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provide (i) that the board of directors is expressly authorized to alter or repeal our amended and restated bylaws and (ii) that our stockholders may only amend our amended and restated bylaws with the approval of 66 and 2/3% or more of all of the outstanding shares of our stock entitled to vote, in the event Platinum beneficially owns less than 40% of the total voting power of all then-outstanding shares of our stock entitled to vote generally in the election of directors; provided, however, that any such alteration or amendment which would adversely affect the rights of Platinum set forth in our second amended and restated certificate of incorporation or our amended and restated bylaws shall require the prior written consent of Platinum. This would provide Platinum with a consent right over any such amendments;

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provide that certain provisions of our second amended and restated certificate of incorporation may be amended only by the affirmative vote of the holders of at least 66 and 2/3% in voting power of the outstanding shares of our stock entitled to vote, in the event Platinum beneficially owns less than 40% of the total voting power of all then-outstanding shares of our stock entitled to vote generally in the election of directors; provided, however, that any such alteration or amendment which would adversely affect the rights of Platinum set forth in our second amended and restated certificate of incorporation or our amended and restated bylaws shall require the prior written consent of Platinum. This would provide Platinum with a consent right over any such amendments; and

•	provide that no decrease in the authorized number of directors shall shorten the term of any incumbent director, including, without limitation, any Platinum director.

Any provision of our second amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock. In addition, our stockholders may be limited in their ability to obtain a premium for their shares. See “Description of Capital Stock.”

In addition, pursuant to the Investor Rights Agreement, Platinum has the right to designate nominees to our board of directors subject to the maintenance of certain ownership requirements with respect to shares of our capital stock, as further described under Item 13. “Certain Relationships and Related Transactions and Director Independence—Certain Relationships and Related Person Transactions—Investor Rights Agreement” of our 2026 Form 10-K, which is incorporated herein by reference. As of the date of this prospectus, the board of directors consists of eleven directors. The Investor Rights Agreement also provides that we will not, without the prior consent of Platinum, grant to any person the right to require that we register any securities or the right to require that we include securities owned by such person in any registration by us, unless under the terms of such arrangement Platinum may include securities in such registration and then only to the extent that the inclusion of securities owned by such person does not limit the number of registrable securities included or adversely affect the offering price. In addition, subject to the terms of the Investor Rights Agreement, we will not effect a stock split, recapitalization or take any similar action with respect to our shares of Common Stock that would materially and adversely affect the ability of Platinum to include registrable securities in a registration statement pursuant to the Investor Rights Agreement or that would adversely affect the marketability of such registrable securities in such registration statement in any material respect.

As a publicly traded company, we are required to design, implement and maintain adequate internal control over financial reporting. Failure to comply with requirements to design, implement and maintain effective internal controls could have a material adverse effect on our business and the price of our Common Stock, and could result in our financial statements becoming unreliable.

As a privately held company prior to our IPO, we were not required to evaluate the effectiveness of our internal control over financial reporting in a manner that meets the standards of publicly traded companies required by the rules and regulations of the SEC regarding compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404” and the “Sarbanes-Oxley Act,” respectively). As a publicly traded company, we are now subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations require, among other things, that we establish and periodically evaluate the design and operating effectiveness of our internal control over financial reporting.

Reporting obligations as a publicly traded company place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel for the foreseeable future. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports and will be less able to detect and prevent fraud.

In addition, as a publicly traded company, we are required to document and test our internal control over financial reporting pursuant to Section 404 so that our management can certify as to the effectiveness of our internal control over financial reporting. We are required to comply with Section 404 in full (including an auditor attestation on management’s internal controls report) in our annual report on Form 10-K for the year following our first annual report required to be filed with the SEC (subject to any change in applicable SEC rules). In addition, when our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with the rules and regulations of the SEC under Section 404 will correspondingly increase. Section 404(a) requires that, beginning with our second annual report filed on Form 10-K following our initial public offering, management assess and report annually on the effectiveness of our internal control over financial reporting and identify any material weaknesses in our internal control over financial reporting. Section 404(b) requires our independent registered public accounting firm to issue an annual report that attests to the effectiveness of our internal control over financial reporting as of the end of the fiscal year. We expect our first Section 404(a) assessment will take place for our annual report for the fiscal year ending March 31, 2027. We are in the process of evaluating our internal controls to allow management to report on, and our independent registered public accounting firm to audit, the effectiveness of our internal controls over financial reporting.

Upon completion of the process of evaluating our internal controls, we may identify control deficiencies of varying degrees of severity under applicable SEC and the Public Company Accounting Oversight Board rules and regulations that require remediation. As a publicly traded company, we are required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A “significant deficiency” is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting.

To comply with the requirements of being a publicly traded company, we have undertaken various actions, and may need to take additional actions, such as implementing and enhancing our internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to the operation of our business. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, if we are required to make restatements of our financial statements, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy, completeness or reliability of our financial reports and the trading price of our Common Stock may be adversely affected, and we could become subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate and we could face restricted access to the capital markets.

Further, failure to comply with applicable laws and regulations and failure to maintain an effective system of internal controls may subject us to fines or sanctions and incurrence of substantial legal fees and costs. Our operating expenses could increase due to implementation of and compliance with existing and future laws and regulations or remediation measures that may be required if we are found to be noncompliant with any existing or future laws or regulations.

Our stock price may change significantly following this offering, and stockholders may not be able to resell shares of our Common Stock at or above the price paid or at all and could lose all or part of their investment as a result.

The price of our Common Stock has been and may continue to be volatile, and stockholders may not be able to resell their shares at or above the public offering price due to a number of factors such as those listed in “Risks Related to Our Customer Markets” in the section entitled Item 1A. “Risk Factors” in our 2026 Form 10-K, which is incorporated by reference herein and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of our competitors compared to market expectations;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	changes in market valuations of, or earnings and other announcements by, companies in our industry;

•	declines in the market prices of stocks generally, particularly those of information technology companies;

•	departures of key management personnel;

•	strategic actions by us or our competitors;

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announcements by us, our competitors or our vendors of significant contracts, price reductions, new products or technologies, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

•	changes in preference of our customers;

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the consumer spending environment;

•	changes in business or regulatory conditions which adversely affect our industry or us;

•	future issuances, exchanges or sales, or expected issuances, exchanges or sales of our Common Stock or other securities;

•	investor perceptions of or the investment opportunity associated with our Common Stock relative to other investment alternatives;

•	investors’ responses to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	adverse resolutions relating to new or pending litigation or governmental investigations;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	the development and sustainability of an active trading market for our stock;

•	changes in accounting principles; and

•	other events or factors, including those resulting from informational technology system failures and disruptions, natural disasters, war, acts of terrorism or responses to these events.

Furthermore, the stock market has experienced, and may continue to experience, extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

If securities or industry analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our Common Stock relies and will continue to rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

We have incurred and will continue to incur significantly increased costs and are subject to additional regulations and requirements as a result of recently becoming a publicly traded company, and our management is and will continue to be required to devote substantial time to new compliance matters, which could lower our profits or make it more difficult to run our business.

As a result of recently becoming a publicly traded company, we have incurred and will continue to incur significant legal, regulatory, finance, accounting, investor relations and other expenses that we did not previously incur as a privately held company, including costs associated with applicable reporting requirements. As a result of having publicly traded Common Stock, we are also required to comply with, and incur costs associated with compliance with, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Public Company Accounting Oversight Board, as well as rules and regulations implemented by the SEC and the NYSE. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These rules and regulations continue to increase our legal and financial compliance costs and make some activities more time-consuming and costly. We anticipate that these costs will materially increase our general and administrative expenses. Our management needs to devote a substantial amount of time to ensure that we comply with all of these requirements, including expanded corporate governance standards, diverting the attention of management away from revenue-producing activities.

In addition, these laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a publicly traded company, we could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

Our board of directors is authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.

Our second amended and restated certificate of incorporation authorizes our board of directors, without the approval of our stockholders, to issue 100,000,000 shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our second amended and restated certificate of incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with our Common Stock, which may reduce its value.

Claims for indemnification by our directors, officers or Platinum Advisors may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our amended and restated bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”).

In addition, as permitted by Section 145 of the DGCL, our amended and restated bylaws and our indemnification agreements with our directors and officers provide that:

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we will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by the DGCL, which provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

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we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that any such person is not entitled to indemnification;

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we will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification;

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the rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend our amended and restated bylaws provisions to reduce our indemnification obligations to directors, officers, employees and agents.

The Investor Rights Agreement contains indemnification and contribution provisions by us for the benefit of Platinum, each of its representatives and affiliates and each underwriter of registrable securities, to the fullest extent permitted by applicable law, subject to certain limited exceptions, including that we will not be liable to the extent any loss arises out of any untrue statement or omission included in any registration statement, prospectus or related document in reliance on information provided by Platinum or such underwriter stated to be used in such registration statement, prospectus or related document. In addition, the Investor Rights Agreement provides that if we retain Platinum Advisors to provide corporate and advisory services to us, then we shall reimburse Platinum Advisors for all third-party costs incurred in rendering such services and indemnify Platinum Advisors against all liabilities incurred in connection with such services, subject to certain exceptions. See Item 13. “Certain Relationships and Related Transactions and Director Independence—Certain Relationships and Related Person Transactions—Investor Rights Agreement” in our 2026 Form 10-K, which is incorporated herein by reference.

Our second amended and restated certificate of incorporation contains exclusive forum provisions for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our second amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of any fiduciary duty owed by, or other wrongdoing by, any of our directors, officers, employees or agents to us or our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty, (3) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the DGCL or our second amended and restated certificate of incorporation or amended and restated bylaws, (4) any action to interpret, apply, enforce or determine the validity of the second amended and restated certificate of incorporation or amended and restated bylaws, (5) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine of the State of Delaware or (6) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. As described below, this provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our second amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts will be the exclusive forum for the resolution of any actions or proceedings asserting claims arising under the Securities Act against us or any of our directors, officers or other employees.

To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Neither the exclusive forum provision nor the federal forum provision of our second amended and restated certificate of incorporation applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our second amended and restated certificate of incorporation contains a federal forum provision which provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our decision to adopt such a federal forum provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurances that federal or state courts will follow the holding of the Delaware Supreme Court or determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our second amended and restated certificate of incorporation, including the federal forum provision. Additionally, our stockholders cannot waive compliance with the federal securities laws and rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our second amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

If we or Platinum sell additional shares of our Common Stock or are perceived by the public markets as intending to sell them, the market price of our Common Stock could decline.

The sale of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares of our Common Stock in the future at a time and at a price that we deem appropriate. As of June 30, 2026, we had a total of 191,276,168 shares of our Common Stock outstanding.

Platinum has and will continue to have the right, subject to certain exceptions and conditions, to require us to register its shares of Common Stock under the Securities Act, and it will have the right to participate in future registrations of securities by us. See Item 13. “Certain Relationships and Related Transactions and Director Independence—Certain Relationships and Related Person Transactions—Investor Rights Agreement” of our 2026 Form 10-K, which is incorporated herein by reference. Registration of any of these outstanding shares of Common Stock would result in such shares becoming freely tradable without compliance with Rule 144 of the Securities Act upon effectiveness of the registration statement. By exercising its registration rights and selling a large number of shares, Platinum could cause the prevailing market price of our shares of Common Stock to decline. These factors could make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may contain words such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks” or, in each case, their negative or other variations or comparable terminology, but such words are not the exclusive means of identifying forward-looking statements in this prospectus. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Prospectus Summary” and “Risk Factors” and in Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2026 Form 10-K, which are incorporated herein by reference, and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth above under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our 2026 Form 10-K and the following:

•	the competition our products and services face;

•	our investments in new products and distribution channels and entry into new markets;

•	our failure to win new adoptions or reductions in anticipated levels of federal, state and local education funding available;

•	the order patterns and payment schedules of customers and high degree of seasonality related to our business;

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changes in policy and funding shifts, including the potential reorganization or dismantlement of the U.S. Department of Education, and the impact on our cost of development and implementation strategies;

•	the effect of various political and economic issues and our ability to comply with laws and regulations we are subject to, both in the United States and internationally;

•	our ability to adjust to developments in the economic or regulatory environment;

•

the effect of technological developments in artificial intelligence, which could disrupt the markets in which we operate and subject us to increased competition, legal and regulatory risks and compliance costs;

•	increased availability of other free or inexpensive products and customer expectations related to lower prices;

•	current and potential litigation involving us;

•	malfunction or intentional hacking of our technological systems;

•	compliance with privacy, accessibility and other laws and adequate protection of personal data;

•	defects in and an increase in unauthorized copying and distribution of our products;

•	our ability to defend challenges to our intellectual property rights in our products;

•	a material and sustained reduction in enrollment at colleges and universities;

•	our reliance on third-party distributors and the effects of consolidation in the distribution and retail channels;

•	costs and supply of paper products;

•	large returns or changes in customer and/or reseller orders;

•	our ability to retain and attract qualified authors, employees and key personnel;

•

the global nature of our business, including the various laws and regulations applicable to us and fluctuations between foreign currencies and the U.S. dollar, including the imposition of new or increased tariffs or export controls and the related uncertainties associated with such developments;

•	general economic conditions, including industry and market conditions, inflationary pressures, market rate volatility, interest rate fluctuations and volatility;

•	our financing efforts, including our financial leverage and outstanding indebtedness;

•	our ability to make accurate assumptions or estimations in preparing our financial statements and our ability to correctly implement any required changes based on such assumptions or estimations;

•	our ownership structure;

•	rapidly changing expectations and standards on various environmental, social and governance matters and initiatives;

•

the utilization of artificial intelligence tools, machine learning technology and large language models in connection with our business may interfere with the performance of our platforms or services or introduce or increase intellectual property, cybersecurity and other technological risks;

•	our stock price may be volatile and you may not be able to sell our Common Stock at or above the price at which you executed your purchase;

•	we do not anticipate paying dividends in the foreseeable future;

•	our dependence upon McGraw-Hill Education, Inc. and its controlled subsidiaries for our results of operations, cash flows and distributions; and

•	our status as a “controlled company” and the extent to which the interests of Platinum conflict with our or your interests.

USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus will be sold by the selling stockholder, and the selling stockholder will receive all of the net proceeds from the sale or other dispositions of the shares covered hereby.

We will pay all expenses in connection with the sale or other disposition of the shares of our Common Stock to be offered by the selling stockholder under this prospectus, except that the selling stockholder will pay any underwriting discounts and selling commissions incurred by the selling stockholder in connection with such sales.

DIVIDEND POLICY

We currently expect to retain all available funds and future earnings for use in the operation and expansion of our business and have no current plans to pay dividends on our Common Stock. The declaration, amount and payment of any future dividends on our Common Stock will be, subject to compliance with applicable law, at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual and tax implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our ABL Revolving Credit Facilities, Cash Flow Credit Agreement, Indentures and other indebtedness or preferred securities we may incur or issue, and such other factors as our board of directors may deem relevant. If we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time.

McGraw Hill, Inc. is a holding company with no material assets other than indirect ownership of the stock of McGraw-Hill Education, Inc., and its operations are conducted through its wholly owned subsidiaries. Our operating subsidiaries are currently subject to certain restrictions and covenants under the ABL Revolving Credit Facilities, the Cash Flow Credit Agreement and the Indentures. Our ability to pay cash dividends will depend on the payment of distributions by our current and future subsidiaries, including McGraw-Hill Education, Inc., and such distributions may be restricted as a result of contractual agreements, including any future agreements governing their indebtedness. Our sole material asset is our indirect equity interest in McGraw-Hill Education, Inc., and as such, we will depend on our subsidiaries for cash to fund all of our expenses. These restrictions and covenants may restrict the ability of those entities to make distributions to McGraw Hill, Inc. See Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2026 Form 10-K, which is incorporated by reference herein. Any additional financing arrangement that we enter into in the future may include restrictive covenants that limit our subsidiaries’ ability to pay dividends to us. In addition, Delaware law may impose requirements that may restrict our ability to pay dividends to holders of our Common Stock.

SELLING STOCKHOLDER

The following table and accompanying footnote set forth information regarding (i) the beneficial ownership by the selling stockholder of shares of our Common Stock as of June 30, 2026, (ii) the maximum number of shares of Common Stock that may be offered by the selling stockholder pursuant to this prospectus and (iii) the beneficial ownership of shares of our Common Stock after the sale by the selling stockholder of the maximum number of shares of Common Stock.

The selling stockholder may offer all, some or none of its shares of Common Stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of Common Stock. In addition, the selling stockholder may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of its shares since the date as of which the information is presented in the table below. Information concerning the selling stockholder may change from time to time, and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate.

For further information regarding material relationships and transactions between us and Platinum, see Item 13. “Certain Relationships and Related Transactions and Director Independence” in our 2026 Form 10-K, which is incorporated herein by reference.

Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares of Common Stock Beneficially Owned			Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
	Number of Shares	Percent of Common Stock Outstanding	Shares of Common Stock that may be Offered for Resale	Number of Shares	Percent of Common Stock Outstanding
Investment vehicles affiliated with Platinum Equity, LLC(1)	165,160,216	86.3%	165,160,216	—	—

(1)

As of June 30, 2026, PE Mav Holdings, LLC is the record holder of 165,160,216 shares of our Common Stock. Tom Gores is the manager of Platinum Equity, LLC, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings V, LLC, which is the sole member of Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of PE Mav Holdings, LLC. By virtue of these relationships, each of these entities and Mr. Gores may be deemed to share beneficial ownership of the securities held of record by PE Mav Holdings, LLC. The business address of each of the entities named herein and of Mr. Gores is 360 North Crescent Drive, South Building, Beverly Hills, CA 90210.

Our Relationship with Our Sponsor

Founded in 1995 by Tom Gores, Platinum is a global investment firm with approximately $48 billion of assets under management and a portfolio of approximately 60 operating companies that serve customers around the world. Platinum specializes in mergers, acquisitions and operations—a trademarked strategy it calls M&A&O®—acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 30 years, Platinum has completed more than 550 acquisitions.

Investment vehicles of certain private investment funds sponsored and ultimately controlled by Platinum are the selling stockholder.

Pursuant to our second amended and restated certificate of incorporation and the Investor Rights Agreement we entered into in connection with our IPO, the selling stockholder has the right to nominate for election to our board of directors, individuals designated by Platinum in accordance with the respective provisions set forth in our second amended and restated certificate of incorporation and the Investor Rights Agreement. Pursuant to our second amended and restated certificate of incorporation and the Investor Rights Agreement, Platinum retains the right to nominate for election to our board of directors a majority of our directors for so long as it beneficially owns at least 40% of the voting power of all shares of our outstanding stock entitled to vote generally in the election of our directors. See Item 13. “Certain Relationships and Related Transactions and Director Independence” in our 2026 Form 10-K, which is incorporated herein by reference, and “Description of Capital Stock” included in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and our second amended and restated certificate of incorporation, our amended and restated bylaws and the Investor Rights Agreement to which we and Platinum are party. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our second amended and restated certificate of incorporation, our amended and restated bylaws and the Investor Rights Agreement, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is part, and to the applicable provisions of the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 2,000,000,000 shares of Common Stock, par value $0.01 per share, and 100,000,000 shares of undesignated preferred stock, par value $0.01 per share (“Preferred Stock”).

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividend Rights

Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment in full of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.

Rights and Preferences

Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. There are no sinking funds provisions applicable to our Common Stock. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

We do not currently have any Preferred Stock outstanding. However, our second amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the NYSE, the authorized shares of Preferred Stock will be available for issuance without further action by any holder of shares of our Common

Stock. Our board of directors has the discretion to determine, with respect to any series of Preferred Stock, the terms and rights of that series, including:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the Preferred Stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Our second amended and restated certificate of incorporation permits us to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of our Common Stock.

Registration Rights

The following description of the terms of the Investor Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Investor Rights Agreement filed as an exhibit to the registration statement of which this prospectus is a part.

Demand and Short-Form Registration Rights

The Investor Rights Agreement grants Platinum certain customary demand registration rights that entitle Platinum to unlimited long-form demand registration rights requiring us to consummate an underwritten public offering if the anticipated gross proceeds of such underwritten offering are not less than $50,000,000, or such lesser amount if Platinum is proposing to sell all of its remaining shares of Common Stock, subject to customary underwriter cutback provisions and conditions.

In addition, the Investor Rights Agreement provides Platinum with unlimited shelf registration rights so long as the anticipated gross proceeds of any such underwritten offering is not less than $25,000,000, or such lesser amount if Platinum is proposing to sell all of its remaining shares of Common Stock, subject to certain conditions. We are required to use reasonable best efforts to qualify for registration on Form S-3 for secondary sales and to qualify as and remain as a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

Piggyback Registration Rights

Pursuant to the Investor Rights Agreement, at any time that we propose to register any of our securities under the Securities Act (other than a registration relating to employee benefit plans, or solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act), Platinum is entitled to certain “piggyback” registration rights allowing it to include its registrable securities in such registration, subject to customary underwriter cutback provisions and conditions.

Expenses of Registration and Indemnification

We have agreed to pay all registration expenses, including the legal fees of counsel selected by Platinum, under the Investor Rights Agreement, except that in connection with any registration pursuant to the Investor Rights Agreement, any underwriters’ fees, discounts and commissions will be borne by the holders of registrable securities so registered pro rata based on the number of securities registered. The Investor Rights Agreement also contains indemnification and contribution provisions provided by us for the benefit of Platinum, each of its representatives and affiliates and each underwriter of registrable securities, subject to limited exceptions.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Provisions of Delaware Law

General

Our second amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL, which are summarized in the following paragraphs, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Classified Board; Board Composition

Our second amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the directors serving three-year terms. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our second amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors is fixed from time to time exclusively pursuant to a resolution adopted by the board of directors, provided that, prior to the date that Platinum beneficially owns less than 40% of the total voting power of all then-outstanding shares of our stock entitled to vote generally in the election of directors, the prior written consent of Platinum is required in order to increase the number of directors to a number exceeding nine, and in the event that the number of directors nominated by Platinum is less than the number that Platinum is entitled to nominate under the Investor Rights Agreement and there are no vacancies on our board of directors, then, upon our receipt of a written request of Platinum, the size of our board of directors shall be increased automatically such that Platinum shall have the right, at any time, to nominate any such additional nominees under the Investor Rights Agreement. The Investor Rights Agreement, along with our second amended and restated certificate of incorporation, entitle Platinum, for so long as Platinum has the right to nominate for election to our board of directors at least one director pursuant to the Investor Rights Agreement, to (i) designate a director nominated by

Platinum who is then-serving on our board of directors as the chair of our board of directors and (ii) include, on each committee of our board of directors, at least one director nominated by Platinum, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules, or where the sole purpose of such committee is to address actual or potential conflicts of interest between Platinum and the Company. Our second amended and restated certificate of incorporation also provides that no decrease in the authorized number of directors shall shorten the term of any incumbent director, including, without limitation, any Platinum director.

Quorum

Our second amended and restated certificate of incorporation provides that, at all meetings of our board of directors prior to the date that Platinum beneficially owns less than 30% of the total voting power of all then-outstanding shares of our stock entitled to vote generally in the election of directors, a quorum for the transaction of business at all meetings of the board of directors must include at least one director nominated by Platinum pursuant to the Investor Rights Agreement.

No Cumulative Voting

Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our second amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors are able to elect all our directors.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our second amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, that, from and after the time Platinum and its affiliates cease to beneficially own, in the aggregate, at least 40% of the voting power of our outstanding Common Stock, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 and 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office, subject to the rights granted to Platinum pursuant to our second amended and restated certificate of incorporation and the Investor Rights Agreement.

Advance Notice for Raising Business or Making Nominations at Meetings

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These notice requirements do not limit Platinum or its affiliates’ rights under the Investor Rights Agreement. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Actions by Written Consent; Special Meetings of Stockholders

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action to be so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our second amended and restated certificate of incorporation provides otherwise. Our second amended and restated certificate of incorporation precludes stockholder action by written consent once Platinum and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of our Common Stock.

Our second amended and restated certificate of incorporation also provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chair of the board of directors; provided, however, that Platinum and its affiliates are permitted to call special meetings of our stockholders for so long as they hold, in the aggregate, at least 40% of the voting power of all outstanding shares of our Common Stock. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

Amendments to the Company’s Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our second amended and restated certificate of incorporation provides that once Platinum and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, the following provisions in our second amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:

•	the provision requiring a 66 and 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions may be amended only with a 66 and 2/3% supermajority vote.

In addition, our second amended and restated certificate of incorporation and our amended and restated bylaws may not be amended, altered or repealed without the prior written consent of Platinum if such amendment, alteration or repeal would adversely affect the rights of Platinum set forth in our second amended and restated certificate of incorporation or our amended and restated bylaws. This provides Platinum with a consent right over any such amendments.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements makes it more difficult for our existing stockholders to replace our board of directors, as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Jurisdiction of Certain Actions

Our second amended and restated certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company; (ii) action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or our stockholders, creditors or other constituents, or a claim of aiding and abetting any such breach of fiduciary duty; (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our second amended and restated certificate of incorporation or our amended and restated bylaws; (iv) action to interpret, apply, enforce or determine the validity of our second amended and restated certificate of incorporation or our amended and restated bylaws; (v) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine; or (vi) action asserting an “internal corporate claim”, as that term is defined in Section 115 of the DGCL; provided that, for the avoidance of doubt, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our second amended and restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts will be the exclusive forum for the resolution of any actions or proceedings asserting claims arising under the Securities Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. While the Delaware Supreme Court has upheld the validity of similar provisions under the DGCL, there is uncertainty as to whether a court in another state would enforce such a forum selection provision. Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders are not deemed to have waived our compliance with these laws, rules and regulations. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of, and consented to, the forum provisions in our second amended and restated certificate of incorporation. For more information on the risks associated with our choice of forum provision, see “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—Our second amended and restated certificate of incorporation contains exclusive forum provisions for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.”

Business Combinations

We are not subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or after the time that the stockholder became an interested stockholder, the business combination was approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that was not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.

We have opted out of Section 203 of the DGCL. However, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination was approved by our board of directors and by the affirmative vote of holders of at least 66 and 2/3% of our outstanding voting stock that was not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our second amended and restated certificate of incorporation provides that Platinum and its affiliates, any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.

Limitations on Liability of Directors and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors or certain officers to the corporation and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties, subject to certain exceptions. Our second amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and certain officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate (i) our rights, and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director and (ii) our rights to recover monetary damages from certain officers for breach of fiduciary duty as an officer. However, exculpation does not apply to (a) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director or officer for any transaction from which the director or officer derived an improper personal benefit, (d) a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (e) an officer in any action by or in the right of the corporation.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain associates for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability provisions in our second amended and restated certificate of incorporation and the limitation of liability, indemnification and advancement provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunity

Delaware law permits corporations to adopt provisions renouncing any expectancy in or right to be offered an opportunity to participate in certain transactions or matters that may be investment, corporate or business opportunities and that are presented to a corporation or its officers, directors or stockholders. Our second amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ associates. Our second amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, Platinum or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates do not have any duty to refrain from engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage. In addition, to the fullest extent permitted by law, in the event that Platinum or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our second amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity is deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our second amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock are, respectively, Computershare Inc. and Computershare Trust Company, N.A. (collectively, “Computershare”). Computershare’s address is 150 Royall Street, Canton, Massachusetts 02021.

Exchange Listing

Our Common Stock is listed on the New York Stock Exchange under the symbol “MH.”

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of Common Stock.

The selling stockholder, which term as used herein includes donees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	through one or more underwritten offerings on a firm commitment or best-efforts basis;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on any stock exchange on which the shares of Common Stock are listed, on any other existing trading market for the shares of Common Stock or to or through a market maker;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of Common Stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares of Common Stock if it deems the purchase price to be unsatisfactory at any particular time.

In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these shares of Common Stock to close out their short positions or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder may also designate agents to solicit offers to purchase shares of Common Stock from time to time. If the selling stockholder utilizes a dealer in the sale of the shares of Common Stock being offered by this prospectus, the selling stockholder will sell the shares of Common Stock to the dealer, as principal. The dealer may then resell the shares of Common Stock to the public at varying prices to be determined by the dealer at the time of resale.

If the selling stockholder utilizes an underwriter in the sale of the shares of Common Stock being offered by this prospectus, the selling stockholder will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter and a description of their compensation in the prospectus supplement that the underwriter will use to make resales of shares of Common Stock to the public. In connection with the sale of the shares of Common Stock, the selling stockholder or the purchasers of the shares of Common Stock for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the shares of Common Stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of shares of Common Stock offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the shares of Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the shares of Common Stock may be deemed to be underwriting discounts and commissions.

We are required to pay certain fees and expenses incurred by the selling stockholder incident to the registration of securities. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus. We may also indemnify underwriters, dealers and agents against certain liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect thereof. In the event an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

To facilitate the offering of the shares of Common Stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales of the shares of Common Stock, which involves the sale by persons participating in the offering of more shares of Common Stock than the selling stockholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the shares of Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares of Common Stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the selling stockholder pays for solicitation of these contracts.

Shares of Common Stock may also be exchanged for satisfaction of the selling stockholder’s obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

We agreed to cause the registration statement of which this prospectus is a part to remain effective for the period set forth in the Investor Rights Agreement. Shares of Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M under the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock we registered on behalf of the selling stockholder pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the legality of the shares of Common Stock offered by the selling stockholder by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2026, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

165,160,216 Shares

Common Stock

PROSPECTUS

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all of the costs and expenses, other than underwriting discounts, payable in connection with the sale of the shares of Common Stock being registered hereby. Except as otherwise noted, the Company will pay all of the costs and expenses set forth in the following table. All amounts shown below are estimates, except the SEC registration fee:

Amount
SEC registration fee		$233,788.41
Printing fees			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous expenses			*

Total	$		*

*	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL allows a corporation to eliminate the personal liability of a director or certain officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director or officer for any transaction from which the director or officer derived an improper personal benefit, (4) a director under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (5) an officer in any action by or in the right of the corporation. Our second amended and restated certificate of incorporation contains a provision which eliminates directors’ and officers’ personal liability for monetary damages to the fullest extent permitted by the DGCL.

Our amended and restated bylaws provide in effect that we shall indemnify our directors and officers to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers. In addition, in connection with our IPO, and any subsequent appointments, we entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify each such director or officer, to the fullest extent permissible under Delaware law, against liabilities and for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of his or her service as one of our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b)	Financial Statement Schedules.

Our audited consolidated financial statements, including the notes and schedules thereto, are incorporated by reference herein from our 2026 Form 10-K.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in Exhibit 107 filed with the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

3.1	Second Amended and Restated Certificate of Incorporation of McGraw Hill, Inc.		8-K		3.1	7/25/2025

3.2	Amended and Restated Bylaws of McGraw Hill, Inc.		8-K		3.2	7/25/2025

4.1	Investor Rights Agreement.		8-K		4.1	7/25/2025

4.2	Indenture, by and among Mav Acquisition Corporation, McGraw-Hill Education, Inc., the Guarantors (as such term is defined therein) and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, together with the form of senior secured note, dated as of July 30, 2021.		S-1		4.1	6/27/2025

4.3	Indenture, by and among Mav Acquisition Corporation, McGraw-Hill Education, Inc., the Guarantors (as such term is defined therein) and the Bank of New York Mellon Trust Company, N.A., as trustee, together with the form of senior note, dated as of July 30, 2021.		S-1		4.2	6/27/2025

4.4	Indenture, by and among McGraw-Hill Education, Inc. and the Guarantors (as such term is defined therein) and the Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, together with the form of senior secured note, dated as of August 6, 2024.		S-1		4.3	6/27/2025

5.1**	Opinion of Willkie Farr & Gallagher LLP.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney (included on signature page to this Registration Statement).

107	Filing Fee Table.	X

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 3, 2026.

MCGRAW HILL, INC.

By:	/s/ Philip Moyer
Name: Philip Moyer
Title: President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective amendment to the registration statement has been signed below by the following persons on behalf of the Company and in the capacities indicated on August 3, 2026.

Signatures	Title

/s/ Philip Moyer Philip Moyer	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert Sallmann Robert Sallmann	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Brian Van Dam Brian Van Dam	Chief Accounting Officer (Principal Accounting Officer)

* Simon Allen	Director

* Felicia Alvaro	Director

* Nicholas Colagiovanni	Director

* Brandon Crawley	Director

* Jacob Kotzubei	Director

* Matthew Louie	Director

* Steven S. Reinemund	Director

* Mary Ann Sigler	Director

* Guhan Subramanian	Director

* Eric Worley	Director

*By:	/s/ David Stafford
Name: David Stafford
Title: Attorney-in-Fact